UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2000

First Midwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-10967	36-3161078
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Park Boulevard, Suite 405, Itasca, Illinois	60143
(Address of principal executive offices)	(Zip Code)

(630) 875-7450
(Registrant's telephone number, including area code)
N/A
(Former name and address, if changed since last report)

FIRST MIDWEST BANCORP, INC.
FORM 8-K
April 19, 2000

Item 5. Other Events

First Midwest Bancorp, Inc. (the "Company") announced on April 24, 2000 that at its Annual Meeting of Shareholders held on April 19, 2000 Bruce S. Chelberg, William J. Cowlin, Joseph W. England, Brother James Gaffney, F.S.C., and Robert P. O'Meara were elected as Directors to serve until the year 2003. In a separate action, the Company's Restated Non-Employee Directors' 1997 Stock Option Plan was approved. Number of shares voted for each matter are presented in the table below:

	Number of Shares Voted (1)
	For	Abstain	Against

1.) Considering a proposal to approve and
adopt the Company's Restated Non-
Employee Directors' 1997 Stock
Option Plan (2). . . . . . . . . . . . . . . . . . .	29,966,791(3)	623,451	2,543,562
2.) Election of five directors:(4)
Bruce S. Chelberg . . . . . . . . . . . . . . .	32,452,416	681,288	N/A
William J. Cowlin . . . . . . . . . . . . . . .	32,443,267	690,437	N/A
Joseph W. England . . . . . . . . . . . . . .	32,506,486	627,218	N/A
Brother James Gaffney, FSC . . . . . . . .	32,434,085	699,619	N/A
Robert P. O'Meara . . . . . . . . . . . . . .	32,092,146	1,041,588	N/A

NOTES (1) Represents 80.5% of shares outstanding.
(2) The proposal to approve and adopt the Company's Restated Non-Employee Directors' 1997 Stock Option Plan is fully described in the Company's Proxy Statement filed with the Securities and Exchange Commission on March 8, 2000.
(3) Represents 90.4% of shares voted.
(4) Each of the five directors received votes in favor of at least 96% of the shares voted.

FIRST MIDWEST BANCORP, INC.
FORM 8-K
April 19, 2000

Item 7. Financial Statements and Exhibits
(a) and (b) not applicable
(c) Exhibit Index:
10 First Midwest Bancorp, Inc Restated Non-Employee Directors' 1997 Stock Option Plan
99 Press Release issued by First Midwest Bancorp, Inc. dated April 24, 2000.

The following Items are not applicable for this Form 8-K:

Item 1.	Changes in Control of Registrant
Item 2.	Acquisition or Disposition of Assets
Item 3.	Bankruptcy or Receivership
Item 4.	Changes in Registrant's Certifying Accountant
Item 6.	Resignations of Registrant's Directors
Item 8.	Change in Fiscal Year
Item 9.	Sales of Equity Securities Pursuant to Regulation S

FIRST MIDWEST BANCORP, INC.
FORM 8-K
April 19, 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date: April 25, 2000	/s/ DONALD J. SWISTOWICZ
Donald J. Swistowicz
Executive Vice President